                                                                    EXHIBIT 4.40




                               FIRST AMENDMENT TO
                            SALE AND LEASE AGREEMENT

                          dated as of October 1, 1995

                                    between

                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION
                               as Owner Trustee,

                                     Lessor

                                      and

                            SOUTHWEST AIRLINES CO.,

                                     Lessee

                            _______________________

                       One Boeing Model 737-3H4 Aircraft
                     (Southwest Airlines 1995 Trust N604SW)


         All right, title and interest of Lessor in and to the Sale and Lease Agreement, as amended, and the Aircraft (including the Engines), has been assigned to and is subject to a security interest in favor of WILMINGTON TRUST COMPANY, as Indenture Trustee. This First Amendment to Sale and Lease Agreement has been executed in several counterparts. No security interest in Lessor's right, title and interest in and to this First Amendment to Sale and Lease Agreement may be created through the transfer or possession of any counterpart other than the counterpart identified, for purposes of perfection of a security interest in chattel paper (as such term is defined in the UCC), as the original counterpart. This is not the original counterpart.

         THIS FIRST AMENDMENT TO SALE AND LEASE AGREEMENT, dated as of October 1, 1995 (the "Amendment"), between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement establishing Southwest Airlines 1995 Trust N604SW and dated as of August 1, 1995 ("Lessor"), and SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"), amends that certain related Sale and Lease Agreement dated as of August 1, 1995 (the "Original Lease") between Lessee and Lessor (the Original Lease, as supplemented by Sale and Lease Agreement Supplement No. One thereto relating to the Aircraft referred to below dated August 25, 1995 ("Lease Supplement No. 1") between Lessor and Lessee, being referred to herein as the "Lease"),

                                  WITNESSETH:

         WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease; and

         WHEREAS, pursuant to the Lease, Lessee has leased from Lessor, the Aircraft, which consists of the following components: (i) Airframe: One (1) Boeing 737-3H4, FAA Registration No. N604SW, Manufacturer's serial no. 27955; and (ii) Engines: Two (2) CFM International Model CFM56-3-B1 Engines bearing, respectively, Manufacturer's serial numbers 859176 and 858187; and

         WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on September 15, 1995 and assigned Conveyance No. Z96924; and

         WHEREAS, in connection with the refinancing of the Certificates pursuant to Section 18 of the Participation Agreement, the parties wish to recalculate Interim Rent, Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and Special Purchase Price; and

         WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         Section 1. Amendments to Exhibits B-1, B-2, C and E. Exhibits B-1, B-2 and C to the Lease are hereby deleted in their entirety and replaced with Exhibits B-1, B-2 and C, respectively, to this Amendment. Exhibit E to the Lease is hereby deleted in its entirety.

         Section 2. Amendments to Section 1. Section 1 of the Lease is hereby amended in the following manner:

                 (a)      The following defined terms are hereby added to
Section 1 in alphabetical order:





                       SALE AND LEASE AMENDMENT [N604SW]

         "`First Amendment to Sale and Lease Agreement' means that certain First Amendment to Sale and Lease Agreement dated as of October 1, 1995 by and between Lessee and Lessor relating to the Aircraft."

         "`First Amendment to Participation Agreement' means that certain First Amendment to Participation Agreement dated as of October 1, 1995 by and among Lessee, Owner Participant, Owner Trustee, Indenture Trustee and Pass Through Trustee relating to the Aircraft."

         "`First Amendment to Trust Indenture' means that certain First Amendment to Trust Indenture and Security Agreement, dated as of October 1, 1995 between Owner Trustee and Indenture Trustee relating to the Aircraft."

         "`Pass Through Certificates' is defined in Section 1.01(b) of the Trust Indenture."

         "`Pass Through Trust Agreements' is defined in Section 1.01(b) of the Trust Indenture."

         "`Pass Through Trustee' is defined in Section 1.01(b) of the Trust Indenture."

         "`Pass Through Trust Supplement' means each of the two separate Trust Supplements Nos. 1995-A3 and 1995-A4 dated as of October 1, 1995 between Lessee and Pass Through Trustee."

         "`Refinancing Agreement' means that certain Refinancing Agreement relating to the Aircraft dated as of October 1, 1995 by and among Lessee, Owner Participant, Original Loan Participant, Owner Trustee, Indenture Trustee and Pass Through Trustee."

                 (b) The definition of "Indemnified Parties" is hereby amended to be and read in its entirety as follows:

         "`Indemnified Parties' means (i) Shawmut Bank Connecticut, National Association, in its individual capacity and as Owner Trustee, (ii) Wilmington Trust Company, in its individual capacity and as Indenture Trustee, (iii) the Owner Participant, (iv) each Holder of a Series SWA 1995 Trust N604SW Certificate (including without limitation the Pass Through Trustee), (v) the Estate and the Trust Indenture Estate, (vi) the Original Loan Participant,
(vii) the Guarantor, (viii) the respective Affiliates, successors and assigns of the foregoing and (ix) the respective directors, officers, employees, agents, partners and servants of the foregoing."

                 (c) The definition of "Lease", "this Lease", "this Agreement", "hereby", "herein", "hereof", and "hereunder" is hereby amended to be and read in its entirety as follows:

         "`Lease', `this Lease', `this Agreement', `hereby', `herein', `hereof', `hereunder' or other words mean this Sale and Lease Agreement as amended by the First Amendment to Sale and Lease Agreement, and as supplemented by one or more Lease Supplements and as may be further amended from time to time."





                       SALE AND LEASE AMENDMENT [N604SW]

                 (d) The definition of "Operative Agreements" is hereby amended to be and read in its entirety as follows:

         "`Operative Agreements' means this Lease, each Lease Supplement, the Participation Agreement, the Trust Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the Trust Indenture, the Certificates, each Indenture and Trust Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Manufacturer's Consent and the Refinancing Agreement, including any consents included in or attached to any thereof, and the letter agreement dated August 25, 1995 among Lessee, the Owner Participant and the Owner Trustee."

                 (e) The definition of "Participant" is hereby amended to be and read in its entirety as follows:

         "`Participant' means Owner Participant and its successors and permitted assigns."

                 (f) The definition of "Participation Agreement" is hereby amended to be and read in its entirety as follows:

         "`Participation Agreement' means the Participation Agreement relating to the Aircraft, dated as of August 1, 1995, among Lessee, Owner Participant, Original Loan Participant, Lessor and Indenture Trustee as amended by the First Amendment to Participation Agreement and as may be further amended from time to time."

                 (g) The definition of "Special Purchase Price After-Tax Yield" means the after-tax economic yield, total aggregate after-tax cash flow and general pattern of book earnings expected by the Owner Participant with respect to the Aircraft through the Special Purchase Option Date if the Special Purchase Option were exercised and the Special Purchase Option Price paid in installments, utilizing the multiple investment sinking fund method of analysis and the same assumptions as used by Owner Participant (including the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement) in its economic analysis of the transaction as of the Delivery Date.

                 (h) The definition of "Stipulated Loss Value" is hereby amended to be and read in its entirety as follows:

         "`Stipulated Loss Value' means the sum of (i) the amount determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth in Exhibit B-1 hereto opposite the SLV Determination Date next preceding the date on which Stipulated Loss Value is being paid (or, if such payment date is an SLV Determination Date, by the percentage set forth opposite such SLV Determination Date), and (ii) interest on such amount described in clause (i) above calculated at the Certificate Rate from and including such SLV Determination Date to but excluding the date of such payment. Stipulated Loss Value may be subject to adjustment in accordance with Section 3.7 and Section 18.2(d) of this Agreement."

                 (i) The definition of "Termination Value" is hereby amended to be and read in its entirety as follows:





                       SALE AND LEASE AMENDMENT [N604SW]

         "`Termination Value' means the amount determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth in Exhibit B-2 hereto opposite the TV Determination Date as of which Termination Value is being determined. Termination Value may be subject to adjustment in accordance with
Section 3.7 of this Agreement."

                 (j) The definition of "Trust Indenture" is hereby amended to be and read in its entirety as follows:

         "`Trust Indenture' means the Trust Indenture and Security Agreement, dated as of August 1, 1995, between Owner Trustee and Indenture Trustee, relating to the Aircraft, as supplemented by the Trust Agreement and Trust Indenture and Security Agreement Supplement, dated August 25, 1995, and as amended by the First Amendment to Trust Indenture and as may be further amended or supplemented from time to time."

                 (k) The definitions of "Assumed Interest Rate," "Assumed Interest Amount," "Break Amount" and "Rent Differential Amount" are hereby deleted in their entirety.

         Section 3. Amendments to Section 3. Section 3 of the Lease is hereby amended in the following manner:

                 (a) Section 3.3 is hereby amended to be and read in its entirety as follows:

                 "3.3     Interim and Basic Rent.  No Interim Rent or Basic
Rent shall be paid during the Preliminary Lease Term. Lessee hereby agrees to pay to Lessor (i) Interim Rent for the Interim Lease Term with respect to the Aircraft on the first Rent Payment Date set forth in Part I of Exhibit C, and
(ii) Basic Rent for the Base Lease Term with respect to the Aircraft on each subsequent Rent Payment Date set forth in Part I of Exhibit C, in each case in an amount equal to the percentage of Lessor's Cost of the Aircraft set forth in
Part I of Exhibit C opposite such Rent Payment Date, subject to the terms of the next succeeding paragraph of this Section 3.3 and Section 3.7. Each installment (or portion of an installment) of Interim Rent or Basic Rent under the heading `Advance' in Part I of Exhibit C payable on a Rent Payment Date shall relate to the respective Lease Period immediately following such Rent Payment Date, and each installment (or portion of an installment) of Interim Rent or Basic Rent under the heading `Arrears' in Part I of Exhibit C payable on a Rent Payment Date shall relate to the respective Lease Period immediately preceding such Rent Payment Date.

                 "Anything contained in the Participation Agreement or this Lease or any other Operative Agreement to the contrary notwithstanding, (a) each installment of Basic Rent payable under this Lease, whether or not adjusted in accordance with the provisions of Section 3.7 hereof, shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on such Rent Payment Date, any scheduled payments then required to be made on account of the principal of and interest on the Certificates, and
(b) Stipulated Loss Value, Termination Value and, unless Lessee shall have assumed the Certificates pursuant to Section 18.2(c) hereof, the Special Purchase Price and the initial installment of the Special Purchase Price if paid in installments, in each case whether or not adjusted in accordance with the provisions of Section 3.7, as of the date of determination thereof, together with any amount of





                       SALE AND LEASE AMENDMENT [N604SW]

Basic Rent required to be paid on such date and all other amounts payable on such date, shall equal under any circumstances and in any event, an amount at least sufficient to pay in full any scheduled payments then required to be made on account of the principal of and interest (including, without limitation any interest on overdue principal and, to the extent permitted by applicable law, interest), and Premium, if any, on the Certificates and all amounts which would be payable prior thereto or on a parity therewith if Section 3.03 of the Trust Indenture were applicable at the time of such payment."

                 (b) Section 3.4 of the Lease is hereby amended to be and read in its entirety as follows:

         "3.4    Variable Amounts on Certificates.  Lessee shall pay (or cause to be paid) to or on behalf of Lessor an amount of Supplemental Rent equal to the Premium (if any) payable on the Certificates, amounts due pursuant to
Section 15.05 of the Trust Indenture and each other amount required to be paid (other than principal and interest on the Certificates) by Lessor as Owner Trustee under the Trust Indenture, on the same date that such amounts are due under the Trust Indenture and as provided in Section 3.6."

                 (c) Section 3.7.1 of the Lease is hereby amended to be and read in its entirety as follows:

                 "3.7.1   Adjustments upon Payment by Lessor of Transaction
Costs, Etc. If (a) the Transaction Costs referred to in Section 16(a) of the Participation Agreement paid by Owner Participant in connection with the closing of this transaction on the Delivery Date are equal to an amount which is other than 0.386568% of Lessor's Cost, (b) the Transaction Costs referred to in Section 16(a) of the Participation Agreement paid by Owner Participant in connection with the initial refinancing or refunding of the Certificates pursuant to Section 18 of the Participation Agreement are equal to an amount which is other than 0.623122% of Lessor's Cost, (c) a refinancing or refunding of the Certificates pursuant to Section 17 of the Participation Agreement occurs, or (d) any recalculation of Interim Rent, Basic Rent, Stipulated Loss Value, Termination Value and the Special Purchase Price is required by the terms of the Tax Indemnity Agreement, then in each case, the Interim Rent and Basic Rent percentages set forth in Exhibit C, the Stipulated Loss Value percentages set forth in Exhibit B-1 and the Termination Value percentages set forth in Exhibit B-2 shall be recalculated by Owner Participant (i) in the case of a recalculation pursuant to clause (a), on or prior to August 23, 1996, (ii) in the case of a recalculation pursuant to clause (b), on or prior to the second Rent Payment Date following the relevant Section 18 Refinancing Date,
(iii) in the case of a recalculation pursuant to clause (c), prior to the relevant Refinancing Date or (iv) in the case of a recalculation pursuant to clause (d), prior to the Rent Payment Date next following the event described in clause (d), in each case in order to: (A) maintain Net Economic Return and
(B) minimize the Net Present Value of Rents to the extent possible consistent with clause (A). In addition, in the event of an adjustment pursuant to this
Section 3.7, the Special Purchase Price (including any installments thereof) shall be recalculated in accordance with the terms of Section 18.2(b)."

                 (d) The first sentence of Section 3.8 is hereby amended to be and read in its entirety as follows:





                       SALE AND LEASE AMENDMENT [N604SW]

                 "3.8     Certain Advances; Reimbursement Thereof.  If and to
         the extent that the Indenture Trustee shall not have received the Deferred Equity Amount on the Deferred Equity Date, then Lessee shall pay to the Indenture Trustee on behalf of the Owner Participant on the Deferred Equity Date an amount equal to the amount not so paid by the Owner Participant (such amount herein referred to as an "Advance")."

         Section 4. Amendment to Section 7. Section 7.3.3 of the Lease is hereby amended to delete all references therein to the Original Loan Participant.

         Section 5. Amendment to Section 10. Section 10.1.3 of the Lease is hereby amended to be and read in its entirety as follows:

         "10.1.3 Payment of Stipulated Loss Value and Rent. On any Business Day designated by Lessee upon 30 days' irrevocable notice to Lessor and the Indenture Trustee, but in no event later than the earlier of (i) the 180th day following the date of the occurrence of such Event of Loss or (ii) the later of 15 days following receipt of insurance proceeds with respect to such occurrence or the date Lessee shall have made or shall have deemed to have made its election under Section 10.1.1 to comply with Section 10.1.3, Lessee shall pay to Lessor in the manner and in funds of the type specified in Section 3.6, (A) the Stipulated Loss Value for the Aircraft, determined as of the date of payment (as described in the definition of Stipulated Loss Value), (B) all unpaid Interim Rent and Basic Rent due on or prior to the SLV Determination Date with reference to which the Stipulated Loss Value is computed (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Interim Rent or Basic Rent designated in Exhibit C hereto as payable in advance on such SLV Determination Date), and (C) (without duplication) any other Rent which is due and payable through and including the date of payment."

         Section 6.       Amendments to Section 11.

                 (a) Section 11.5 of the Lease is hereby amended to delete all references therein to the Original Loan Participant.

                 (b) Section 11.6 of the Lease is hereby amended to be and read in its entirety as follows:

         "11.6 Lessor's Right to Maintain Insurance. In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, Indenture Trustee, Owner Participant or, so long as Pass Through Trustee is a Holder, Pass Through Trustee, may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse such Person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Lease Default hereunder or otherwise relieve Lessee of its obligations with respect thereto."

         Section 7.       Ratification.    Except as amended hereby, the Lease
continues and shall remain in full force and effect in all respects.





                       SALE AND LEASE AMENDMENT [N604SW]

         Section 8. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same instrument.





                       SALE AND LEASE AMENDMENT [N604SW]

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this First Amendment to Sale and Lease Agreement to be duly delivered in the State of New York and executed as of the day and year first above written.

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                            not in its individual capacity, but
                                            solely as Owner Trustee, Lessor



                                        By: /s/ PHILIP G. KANE, JR.
                                            Corporate Trust Officer

                                        SOUTHWEST AIRLINES CO., Lessee



                                        By: /s/ JOHN D. OWEN
                                            Treasurer


Approved and Consented to:

                                        WILMINGTON TRUST COMPANY,
                                            not in its individual capacity, but
                                            solely as Indenture Trustee



                                        By: /s/ DAVID A. VANASKEY, JR.
                                        Title: Senior Financial Services Officer





                       SALE AND LEASE AMENDMENT [N604SW]

                                 EXHIBIT B-1 TO
                            SALE AND LEASE AGREEMENT


                         Stipulated Loss Value Schedule

[The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]





                       SALE AND LEASE AMENDMENT [N604SW]

                                 EXHIBIT B-2 TO
                            SALE AND LEASE AGREEMENT


                           Termination Value Schedule

[The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]





                       SALE AND LEASE AMENDMENT [N604SW]

                                  EXHIBIT C TO
                            SALE AND LEASE AGREEMENT

                                     Part I
                             Rent Payment Schedule

                                    Part II
                        EBO Installment Payment Schedule


[The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.]


                                    Part III
                             Special Purchase Price
                         45.79938905% of Lessor's Cost





                       SALE AND LEASE AMENDMENT [N604SW]
                                      C-1